UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 22, 2023

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On February 22, 2023, Benjamin Dell, chair of the board of directors (the “Board”) of Civitas Resources, Inc. (the “Company”), notified the Company of his intent to depart the Board as chair and a director of the Board and from all committees on which he served, effective immediately. Mr. Dell’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 22, 2023, Brian Steck notified the Company of his intent to depart the Board as a director of the Board and from all committees on which he served, effective immediately. Mr. Steck’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

On February 22, 2023, the Board appointed Deborah Byers and Wouter van Kempen (together, the “New Directors” and each, a “New Director”) to fill the Board vacancies described above, effective immediately. The Board assessed the independence of each New Director under the Company’s Corporate Governance Guidelines and the independence standards of the NYSE and has determined that each of the New Directors is independent.

Effective immediately, Ms. Byers will serve as an independent director until the 2023 annual meeting of stockholders, where she will stand for re-election. Ms. Byers will serve on the Audit Committee and will replace Mr. Dell on the ESG Committee.

Ms. Byers retired as a Partner from Ernst & Young LLP (“EY”) in July 2022 after 36 years of service in Public Accounting while holding multiple leadership roles. From July 2018 to her retirement, she was EY’s Americas Industry Leader overseeing the markets and growth strategy across its primary industry markets including Energy, Industrials & Automotive, Consumer, Technology, Telecom, Media & Entertainment, Healthcare & Life Sciences, Real Estate, Private Equity, and Government. Ms. Byers was EY’s Houston Office Managing partner and US Energy Leader from July 2013 to July 2018, and Managing Partner of the Southwest Region Strategy & Transactions business unit from July 2008 to July 2013. In these roles, she was a leader in the global energy markets and worked with corporations and investment funds in all phases of energy investment across the sector. Ms. Byers currently serves as a member of the board of directors of Excelerate Energy, Inc. and Kinetik Inc. where she is the Audit Committee Chair overseeing key areas of financial reporting, ESG, and overall enterprise risk. Ms. Byers remains very active mentoring young professionals, and is passionate about supporting women in energy while engaging publicly on all things Energy Transition and Transformation. Ms. Byers holds a BBA from Baylor University in Waco Texas and is a Certified Public Accountant.

Effective immediately, Mr. van Kempen will serve as an independent director until the 2023 annual meeting of stockholders, where he will stand for re-election. Mr. van Kempen will replace Mr. Dell as Chairman of the Board, and will replace Mr. Steck as a member of the Compensation Committee. Mr. van Kempen will further serve on the Nominating and Corporate Governance Committee.

Mr. van Kempen was the Chairman, President and Chief Executive Officer for DCP Midstream GP, LLC (“DCP Midstream”), from January 2013 until December 2022.  Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until January 2013, where he led the gathering and processing and the marketing and logistics business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Roterdam, The Netherlands.

In connection with their appointments, the Company has entered or will enter into its standard form of indemnity agreement with each of the New Directors, which is incorporated by reference to Exhibit 10.1 hereto and incorporated by reference into this Item 5.02. The New Directors will receive the independent director compensation detailed in the Company’s proxy statement for its 2022 annual meeting of stockholders for serving on the Board prorated to reflect their partial year of service in 2023.

There are no arrangements or understandings, pursuant to which the New Directors were appointed as a director of the Company. The New Directors are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among Ms. Byers and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

For the fiscal year ended December 31, 2022, Mr. van Kempen served as the Chairman, Chief Executive Officer and President of DCP Midstream. DCP Midstream, or certain affiliates thereof, are counterparty to the Company on several gas marketing, gas purchase, and other midstream contracts. All contracts, arrangements, and other agreements were made on an arms-length basis, are of like-kind for similar businesses to that of the Company, and were made in the ordinary course of the Company’s business. For the fiscal year ended December 31, 2022, the Company was paid approximately $450 million by DCP Midstream (or their affiliates) for production, inclusive of production attributable to certain non-operating, royalty, and other interests.

Relatedly, Mr. Jeffrey Wojahn will replace Mr. Steck as chair of the Nominating and Corporate Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnity Agreement between Civitas Resources, Inc. and the directors and executive officers of Civitas Resources, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 001-35371) filed with the Commission on November 3, 2021).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023	CIVITAS RESOURCES, INC.

	By:	/s/ Travis L. Counts
Travis L. Counts
Chief Legal Officer and Secretary